EXHIBIT 23.3





April 3, 1998
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THE BOARD OF DIRECTORS
PEPSI-COLA P.R. BOTTLING COMPANY
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We consent to Pepsi-Cola Puerto Rico Bottling Company's (the "Company")  use of
market share information, provided from time to time, to the Company by us, in its Registration Statement on Form S-3 (File No. 333-40093), including all amendments thereto, and in the reports (including amendments to such reports) that the Company files with the Securities and Exchange Commission from time to time, including its annual report on Form 10-K.

ASESORES INC.


Claudia M. Ber<o'>n
Adm. Assistant
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San Juan, Puerto Rico